Exhibit T3B-73

AMENDED AND RESTATED

BYLAWS OF

PHC FACILITIES, INC.,

A California Corporation

TABLE OF CONTENTS

ARTICLE I		1
NAME		1

ARTICLE II		1
OFFICES AND AGENTS		1
2.1	Principal Executive Office	1
2.2	Other Offices	1
2.3	Registered Agent	1

ARTICLE III		1
DIRECTORS - MANAGEMENT		1
3.1	Powers	1
3.2	Qualification of Directors	2
3.3	Number of Directors	2
3.4	Election of Directors	2
3.5	Vacancies on the Board	2
3.6	Removal	3
3.7	Resignation	3
3.8	Fees and Compensation	3
3.9	Committees of the Board	3

ARTICLE IV		5
MEETINGS OF DIRECTORS		5
4.1	Place.	5
4.2	Meetings by Telephone	5
4.3	Annual Meetings of Directors	5
4.4	Other Regular Meetings	5
4.5	Special Meetings	5
4.6	Quorum	6
4.7	Waiver of Notice	6
4.8	Adjournment	6
4.9	Notice of Adjourned Meeting	6
4.10	Action Without a Meeting	6
4.11	Effect if Only a Sole Director is Required	7
4.12	Standard of Care	7

ARTICLE V		7
OFFICERS - MANAGEMENT		7
5.1	Officers of the Corporation	7
5.2	Election of Officers	8
5.3	Subordinate Officers	8
5.4	Removal of Officers	8
5.5	Resignation of Officers	8

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5.6	Vacancies in an Office	8
5.7	Responsibilities of Officers	8

ARTICLE VI
MEETINGS OF SHAREHOLDERS		10
6.1	Place of Meeting	10
6.2	Annual Meetings of Shareholders	10
6.3	Special Meetings	10
6.4	Notice of Meetings of Shareholders	10
6.5	Adjournment	12
6.6	Waiver of Notice	12
6.7	Shareholders Acting Without a Meeting	12
6.8	Other Actions of Shareholders Without a Meeting	12
6.9	Revocation of Consent	13
6.10	Quorum	13
6.11	Fixing Date for Future Meetings of Shareholders	13
6.12	Voting	13
6.13	Proxies & Voting Trusts	14
6.14	Organization	14
6.15	Inspectors of Election	14
6.16	Electronic Participation in Meeting of Shareholders	15

ARTICLE VII		15
CERTIFICATES AND TRANSFER OF SHARES		15
7.1	Certificates for Share	15
7.2	Transfers on Stock Ledger	16
7.3	Transfer Agents and Register	16
7.4	Record Date – Closing Stock Transfer Books	16
7.5	Legend Condition	16
7.6	Lost or Destroyed Certificates	17

ARTICLE VIII
RECORDS AND REPORTS		17
8.1	Maintenance of Corporate Records	17
8.2	Inspection Rights	17
8.3	Annual Filings	18
8.4	Checks & Drafts	18
8.5	Execution of Contracts	18
8.6	Waiver of Annual Report to Shareholders	18

ARTICLE IX		18
AMENDMENTS TO BYLAWS AND CONSTRUCTION		18
9.1	Amendments by the Board	18
9.2	Amendments by the Shareholders	18
9.3	Limitations of Amendment of Bylaws	19
9.4	Maintenance of Records of Amendments	19
9.5	Construction & Interpretation	19

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ARTICLE X
INDEMNIFICATION		19
10.1	Indemnification of Officers	19
10.2	Mandatory Indemnition	19
10.3	Contractual Obligation	19
10.4	Advance of Expenses	20
10.5	Insurance	20

ARTICLE XI		20
CONFLICTS OF INTEREST		20
11.1	Disclosure of Financial Interest	20
11.2	Determination of Conflicts of Interest	20
11.3	Resolution of Conflicts of Interest	20
11.4	Violation of Conflict of Interest Policy	20

ARTICLE XII		21
MISCELLANEOUS		21
12.1	Corporate Seal	21
12.2	Representation of Shares in Others	21
12.3	Accounting Year & Accounting Method	21
12.4	Other Tax Elections	21
12.5	Consruction and Definitions	21
12.6	References to Code Sections	21
12.7	Effect of Shareholder Agreement	21

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ARTICLE I

NAME

The name of this corporation is PHC Facilities, Inc., a California Corporation.

ARTICLE II

OFFICES AND AGENTS

2.1 Principal Executive Office. The principal executive office for the transaction of business of the corporation is fixed and located at 1425 Long Beach Ave., Los Angeles, California 91343. The location of the principal executive office may be changed by approval of a majority of the authorized directors of the corporation (each a “Director” and collectively the “Directors”), and additional offices may be established and maintained at such other place or places, either within or without the State of California, as the board of Directors (“Board of Directors” or “Board”) may from time to time designate.

2.2 Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

2.3 Registered Agent. The corporation shall have and maintain a registered agent within the State of California and within all other states in which it is required by applicable law.

ARTICLE III

DIRECTORS – MANAGEMENT

3.1 Powers.

3.1.1 General Corporate Powers. Subject to the provisions and limitations of the Corporations Act and any other applicable laws, and subject to any limitations in the Articles of Incorporation and bylaws relating to action required to be “approved by the shareholders,” as that phrase is defined in Section 153 of the California Corporations Code, or “approved by the outstanding shares,” as that phrase is defined in Section 152 of the California Corporations Code, the corporation’s activities and affairs shall be managed, and all corporate power shall be exercised, by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

3.1.2 Specific Powers. Without prejudice to the general powers set forth in Section 3.1.1 of these bylaws, but subject to the same limitations, the Directors shall have the power to:

(a) Appoint and remove at the pleasure of the board all the corporation’s officers, agents, and employees, prescribe powers and duties for them that are consistent with the law, with the articles of incorporation, and with these bylaws; and fix their compensation and require from them security for faithful performance of their duties;

(b) Change the principal office or the principal business office in California from one location to another; cause the corporation to be qualified to conduct its activities in any other state, territory, dependency, or country; conduct its activities within or outside California; and designate any place within or outside California for holding any meeting of members;

(c) Adopt and use a corporate seal; prescribe the forms of membership certificates consistent with the provisions of Section 7313 of the California Corporations Code; and alter the form of the seal and certificates;

(d) Borrow money and incur indebtedness on behalf of the corporation and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities

3.2 Number of Directors. The authorized number of directors of the Corporation shall be no less than one (1) and no more than ten (10) unless changed by amendment to these Bylaws.

3.3 Election of Directors. Except as otherwise provided in the Articles of Incorporation, directors shall be elected at each annual meeting of the shareholders. Directors shall be elected at each annual meeting of the stockholders by a plurality of the shares represented in person or by proxy at each annual meeting of stockholders, to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected or until such director’s earlier death, resignation or removal.

3.4 Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected, and qualified.

3.5 Vacancies on the Board.

(a) A vacancy in the Board exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise.

(b) Except for a vacancy created by the removal of a director, vacancies on the Board may be filled unanimously by the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by a person elected unanimously by the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting.

3.6 Removal.

(a) The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b) Any or all of the directors may be removed without cause if such removal is approved by all of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board is removed) if whenever the votes cast against his removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of his most recent election were then being elected.

(c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

(d) The superior court of the proper county may, at the suit of shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation and may bar from reelection any director so removed for a period prescribed by the court. The Corporation shall be made a party to such action.

3.7 Resignation. Any director may resign effective upon giving written notice to a Co-President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

3.8 Fees and Compensation. Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

3.9 Committees of the Board.

3.9.1 Designation of Committees. One or more Committees of the Board may be appointed by resolution passed by a majority of the authorized number of Directors of the Board. Committees must be made up of one (1) or more members of the Board, and will have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, as permitted by the Corporation Law, except those powers expressly made non-delegable by Sec. 311 of the Corporations Code.

3.9.2 Advisory Committees. The Board may establish one or more advisory committees to the Board. The members of any advisory committee may consist of directors and non-directors and may be appointed as the Board determines. Advisory committees may not exercise the authority of the Board to decide on behalf of the Corporation, but must be restricted to making recommendations to the Board or Board committees, and implementing Board or Board committee decisions and policies under the supervision and control of the Board or Board committee.

3.9.3 Meetings and Action of Committees. Meetings and action of committees will be governed by, and held and taken in accordance with, bylaw provisions applicable to meetings and actions of the board of directors as provided in these bylaws, in regard to the following matters: place of meetings; regular meetings; special meetings and notice; quorum; waiver of notice; adjournment; notice of adjournment; and action without meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that (1) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; (2) special meetings of committees may also be called by resolution of the board of directors; and (3) notice of special meetings of committees will also be given to all alternative members who will have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with these Bylaws.

3.9.4 Powers of the Committees. The provisions of these Bylaws governing meetings of Directors, notices of meeting, waiver of notice, quorum and voting shall apply to meetings of a committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)	the adoption, amendment, or the approval of any action for which the Corporation Law also requires Shareholders’ approval or approval of the outstanding shares;

(b)	the creation or filling of vacancies on the Board of Directors or any committee of the Board;

(c)	the fixing of compensation of the Directors for serving on the Board or on any committee;

(d)	the adoption, amendment, or repeal of new Bylaws;

(e)	the amendment of the Articles of Incorporation;

(f)	the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(g)	a distribution to the Shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(h)	the appointment of any other committees of the Board of Directors or the members of these committees.

ARTICLE IV

MEETINGS OF DIRECTORS

4.1 Place. Meetings of the Board shall be held at any place within or outside California that has been designated by resolution of the board or in the notice of the meeting or, if not so designated, at the principal office of the Corporation.

4.2 Meetings by Telephone. Any meeting may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another. All such Directors shall be deemed to be present in person at such a meeting

4.3 Annual Meetings of Directors. The Board shall hold an annual meeting as part of the regularly scheduled Board meeting in the month of January of each year for the purpose of organization, election of officers and the transaction of other business; provided, however, that the Board may fix another time for the holding of its annual meeting. Notice of this meeting shall not be required. The Secretary will maintain accurate minutes of any meeting of the Board or any committee thereof, or other officer designated for that purpose.

4.4 Other Regular Meetings. Other regular meetings of the Board may be held without notice at such time and place as the board may fix from time to time.

4.5 Special Meetings.

(a)	Authority to Call. Special meetings of the Board for any purpose may be called at any time by the Chairperson of the Board, any Vice Chairperson, the Secretary, the Treasurer, or any two Directors.

(b)	Notice.

1.	Manner of Giving Notice. Notice of the time and place of special meetings shall be given to each Director by one of these methods:

i.	By personal delivery of written notice;

ii.	By first-class mail, postage pre-paid, at that Director’s address as shown on the records of the Corporation;

iii.	By telephone, either directly to the Director or to a person at the Director’s office who would reasonably be expected to communicated that notice promptly to the Director;

iv.	By facsimile; or

v.	By email.

2.

Time Requirements. Notices sent by first-class mail shall be deposited in the United States mails at least four (4) days before the time set for the meeting. Notices given by personal delivery, telephone, facsimile, or electronic mail shall be delivered, telephoned, transmitted at least forty- eight (48) hours before the time set for the meeting.

3.

Notice Contents. The notice shall state the time of the meeting, and the place if the place is other than the principal office of the Corporation. It need not specify the purpose of the meeting unless the contemplated action requires such identification.

4.6 Quorum. A majority of the total number of Directors shall be necessary to constitute a quorum for the transaction of business. Unless the Articles of Incorporation or Bylaws require a greater number, the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, despite the withdrawal of Directors, if a majority of the required quorum for that meeting approves any action taken. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in that meeting can hear one another.

4.7 Waiver of Notice. Notice of a meeting need not be given to any Director who, either before or after the meeting, signs a waiver of notice, a written consent to the holding of the meeting, or an approval of the minutes of the meeting, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meetings. Notice of meeting need not be given for regular meetings of the board and the annual meeting of the Board as specified in Sections 4.3 and 4.5.

4.8 Adjournment. A majority of the Directors present, whether a quorum is present or not, may adjourn any meeting to another time and place.

4.9 Notice of Adjourned Meeting. Notice of the time and place of holding an adjourned meeting need not be given unless the original meeting is adjourned for more than twenty-four (24) hours. If the original meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given, before the adjourned meeting, to the Directors who were not present at the time of the adjournment.

4.10 Action without a Meeting. Any action that the board is required or permitted to take may be taken without a meeting if all members of the Board consent in writing to that action. Such action by written consent shall have the same force and effect as any other validly approved action of the Board. All such consents shall be filed with the minutes of the proceedings of the Board. A written consent may, to the extent permitted by applicable law, be solicited and provided by electronic mail or facsimile, so long as the response contains an actual, facsimile, or electronic signature making clear the board member’s assent to the proposition.

4.11 Effect if Only a Sole Director is Required. If only one (1) Director is required by the Bylaws or Articles of Incorporation, any reference herein to notices, waivers, consents, meetings, or other actions by a majority or quorum of the Directors shall be found to refer to such consent, notice, waiver, and so forth, by such sole Director, who will have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

4.12 Standard of Care.

(a) General. A director shall perform the duties of a director, including duties as a member of any Board Committee on which the director may serve, in good faith, in a manner such director believes to be in the best interest of this corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like situation would use under similar circumstance.

In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

(i)	one or more officers or employees of this corporation whom the director believes to be reliable and competent as to the matters presented;

(ii)	counsel, independent accountants, or other persons as to matters which the director believes to be within such person’s professional or expert competence; or

(iii)	a Board Committee upon which the director does not serve, as to matters within its desig-nated authority as long as the director believes such Committee merits confidence;

(b) Liability. A person who performs the duties of a director in accordance with this Section shall have no liability based upon any failure or alleged failure to discharge that person’s obligations as a director, including, without limiting the generality of the foregoing, any actions or omissions which exceed or defeat a public or charitable purpose to which a corporation, or assets held by it, are dedicated.

ARTICLE V

OFFICERS - MANAGEMENT

5.1 Officers of the Corporation. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.2 of this Article V. Any two or more offices may be held simultaneously by the same person, except the offices of President and Secretary, unless the corporation has only one Shareholder.

5.2 Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of this Article V relating to appointment of subordinate officers or Section 5.6 of this Article V relating to vacancies, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

5.3 Subordinate Officers. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or determined by resolution of the Board. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

5.4 Removal of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, with or without cause, by the Board of Directors or, except in case of an officer chosen by the Board of Directors, by an officer on whom such power of removal may be conferred by the Board of Directors.

5.5 Resignation of Officers. Subject to the rights, if any, of the Corporation under any contract of employment, any officer may resign at any time by giving written notice to the corporation. The resignation shall take effect as of the date the notice is received or at any later time specified in the notice and, unless otherwise specified in the notice, the resignation need not be accepted to be effective. Any resignation must be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.6 Vacancies in an Office. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office, provided, however, that vacancies need not be filled annually.

5.7 Responsibilities of Officers.

5.7.1 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors – exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws.

5.7.2 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

5.7.3 Vice-President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President.

5.7.4 Secretary.

(a)

Book of Minutes. The Secretary shall keep or cause to be kept, at the corporation’s principal office or such other place as the board may direct, a book of minutes of all meetings, proceedings, and actions of the board, of committees of the board, and of members’ meetings. The minutes of meetings shall include the time and place of holding, whether the meeting was annual, regular, or special and, if special, how authorized, the notice given, the names of those present at board and committee meetings, and the number of members present or represented at members’ meetings. The Secretary shall keep or cause to be kept, at the principal office, a copy of the articles of incorporation and bylaws, as amended to date.

(b)

Record of Shareholders. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

(c)

Notices, Seal, and Other Duties. The Secretary shall give, or cause to be given, notice of all meetings of members, of the board, and of committees of the board required by these bylaws to be given. The Secretary shall keep the corporate seal in safe custody and shall have such other powers and perform such other duties as the board or the bylaws may prescribe.

5.7.5 Chief Financial Officer.

(a)

Books of Account. The chief financial officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and accounts of the corporation’s properties and transactions. The chief financial officer shall send or cause to be given to the members and Directors such financial statements and reports as are required by law, by these bylaws, or by the board to be given. The books of account shall be open to inspection by any Director at all reasonable times.

(b)

Deposit and Disbursement of Money and Valuables. The chief financial officer shall deposit, or cause to be deposited, all money and other valuables in the name and to the credit of the corporation with such depositories as the board may designate, shall disburse the corporation’s funds as the board may order, shall render to the president, chairperson of the board, if any, and the board, when requested, an account of all transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as the board or the bylaws may prescribe.

ARTICLE VI

MEETINGS OF SHAREHOLDERS

6.1 Place of Meeting. Unless otherwise provided in the Articles of Incorporation, all meetings of the Shareholders shall be held at the principal executive office of the corporation within the State of California unless some other appropriate and convenient geographical location is designated for that purpose from time to time by a resolution of the Board of Directors.

6.2 Annual Meetings of Shareholders. Meetings of Shareholders shall be held each year on a date and at a time designated by the Board of Directors. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting. The initial annual meeting of Shareholders shall be held within fifteen (15) months of the date of the filing of the Articles of Incorporation with the Secretary of State.

6.3 Special Meetings. Special meetings of the Shareholders may be called at any time by the Board of Directors, Chairman of the Board of Directors, the President, or by one or more Shareholders holding not less than one-tenth (1/10) of the votes entitled to be cast on any issue proposed to be considered at the special meeting.

Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such officer shall cause notice to be given to the Shareholders entitled to vote, and a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of this request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Sec. 305(c)(2) of the California Corporations Code.

6.4 Notice of Meetings of Shareholders. Notice of meetings, annual or special, shall be given in writing at least ten (10) but no more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. The notices shall be given by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

6.4.1 Manner of Giving Notice. Notice shall be given personally or by mail or other means of written communication allowed under the Corporate Code including by personal delivery, first class mail, facsimile, email, or other form of electronic transmission and shall be sent to the Shareholder’s address appearing on the books of the corporation, or supplied byhim or her to the corporation for the purpose of notice, and in the absence thereof, as provided under the Corporate Code.

6.4.2 Notice Content. Notice of any meeting of Shareholders shall specify the place, the day, and the hour of meeting, the means, if any, of electronic or remote participation by which a Shareholder may participate and be considered present and eligible to vote, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted; or, (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders.

At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

(a)	A contract or transaction in which a Director has a direct or indirect financial interest, under Section 310 of the California Corporations Code;

(b)	An amendment to the Articles of Incorporation under Section 902 of the California Corporations Code;

(c)	A conversion under Section 1152 of the California Corporations Code;

(d)	A reorganization under Section 1201 of the California Corporations Code;

(e)	A voluntary dissolution of the corporation under Section 1900 of the California Corporations Code; or

(f)

A distribution in dissolution other than in accordance with the rights of outstanding preferred shares, under Section 2007 of the California Corporations Code. If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

6.5 Adjournment. When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

6.6 Waiver of Notice. A Shareholder may in writing waiver any notice of meeting before or after the date of meeting stated in the notice, as allowed under Sec. 601 (e) of the California Corporations Code.

6.7 Shareholders Acting Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, setting forth the action taken and filed with the Secretary of the corporation for filing with the minutes of proceedings of the Board in the records of the Corporation.

While ordinarily Directors can only be elected by unanimous written consent of the Shareholders, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

If the consents of all Shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all Shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in this Article VI. In the case of approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code of California; (ii) indemnification of agents of the corporation pursuant to Section 317 of the California Corporations Code; (iii) a conversion under Section 1152 of the California Corporations Code; (iv) a reorganization of the corporation, pursuant to Section 1201 of the California Corporations Code’ and (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the California Corporations Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

6.8 Other Actions of Shareholders at a Meeting. Unless otherwise provided in the Corporations Code or the Articles of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed and dated by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The signed action shall be delivered to the corporation as required under the applicable law.

Unless the consents of all Shareholders entitled to vote have been solicited in writing, notice of any approval by Shareholders without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

6.9 Revocation of Consent. Any Shareholder giving a written consent, or the Proxyholder of the Shareholder, or a transferee of the shares of a personal representative of the Shareholder or their respective Proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

6.10 Quorum. The holders of a majority of the shares entitled to vote, which are present in person, or by use of authorized communications equipment or represented by proxy shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by these Bylaws. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted, which might have been transacted at a meeting as, originally notified.

In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time, by the vote of a majority of shares represented either in person or by proxy, but no other business may be transacted until the requisite amount of voting shares shall be present.

If a quorum be initially present, the Shareholders may continue to transact business for the remainder of the meeting until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

6.11 Fixing Date for Future Meetings of Shareholders. The Board of Directors may fix a time in the future not exceeding sixty (60) days before the date of any meeting of Shareholders or less than ten (10) days, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

6.12 Voting. Each Shareholder of record shall, except as otherwise provided by law or by the Articles of incorporation, at every meeting of the Shareholders, be entitled to one vote for each share of stock held. Unless otherwise provided by law or the Articles of Incorporation, no vote upon any matter before the meeting, including the election of Directors, need be by ballot. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

A “disqualified person” within the meaning of California Corporations Code Section 13401(e) shall have no power to vote.

6.13 Proxies & Voting Trusts. Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person, or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Shareholder or the Shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote under that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.

The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

6.14 Organization. The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chair for this meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

6.15 Inspectors of Election. The Board of Directors may at any time appoint one (1) or three (3) persons to serve as Inspectors of Election at the next succeeding Annual Meeting of Shareholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspectors of Election. If the Board of Directors fails to appoint Inspectors of Election, or if any Inspector of Election appointed is absent or refuses to act, or if his office becomes vacant and not filled by the Board of Directors, the Chair of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon if the Board of Directors so appoint inspectors of election to act at this meeting or any adjournment thereof.

These inspectors shall:

(a)	Determine the number of shares outstanding and the voting power of each share;

(b)	determine the shares represented at the meeting and the existence of a quorum;

(c)	Determine the authenticity, validity, and effect of proxies and ballots;

(d)	Receive votes, ballots, waivers, releases, or consents;

(e)	Hear and determine all challenges and questions in any way arising in connection with the right to vote or the vote;

(f)	Count and tabulate all votes or consents;

(g)	Determine when the polls shall close;

(h)	Determine the result; and

(i)	Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

6.16 Electronic Participation in Meeting of Shareholders. If authorized by the Board of Directors in its sole discretion and subject to any guidelines or procedures adopted by the Board of Directors and subject to consent described in Section 20 of the California Corporations Code, Shareholders and Proxyholders may participate in a meeting of Shareholders by means of a telephone conference or any similar method of electronic communication or transmission by which all persons participating in the meeting can hear and speak to each other. Participation by such means constitutes presence in person at the meeting.

A meeting of Shareholders may be conducted, in whole or in part, by electronic transmission by and to the corporation or by electronic video screen communication (1) if the corporation implements reasonable measures to provide Shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (2) if any Shareholder votes or takes other action at the meeting by means of electronic transmission to the corporation or electronic video screen communication, a record of that vote or action is maintained by the corporation. Any request by a corporation to a Shareholder pursuant to clause (b) of Section 20 of the California Corporations Code for consent to conduct a meeting of Shareholders by electronic transmission by and to the Corporation, shall include a notice that absent consent of the Shareholder pursuant to clause (b) of Section 20 of the California Corporations Code, the meeting shall be held at a physical location in accordance with Section 1 of this Article VI.

ARTICLE VII

CERTIFICATES AND TRANSFER OF SHARES

7.1 Certificates for Share. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state on the face the name of the corporation, state of incorporation, the name of the record holder of the shares represented thereby; the number of shares represented, class of shares, designation of series; the par value or a statement that the shares are without par value; date of issuance; a statement of the rights, privileges, preferences, restrictions or limitations, if any; with reference to the provisions of the Articles of Incorporation and any actions of the Directors establishing same. A conspicuous statement as to the rights of redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; whether or not the shares are assessable or, whether assessments are collectible by personal action and any other express terms and the authority of the Board of Directors to determine variation for future series.

All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Secretary or Chief Financial Officer certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

7.2 Transfers on Stock Ledger. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock ledger.

7.3 Transfer Agents and Register. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who, shall be appointed at such times and places as the requirements of the corporation necessitate and the Board of Directors may designate.

7.4 Record Date – Closing Stock Transfer Books. In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting.

If no record date is fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

Unless the Articles of Incorporation or the Corporation Law provide otherwise, the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given by delivery to the registered office of the corporation in the State of California.

Unless the Articles of Incorporation or the Corporation Law otherwise provides, the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day, prior to the date of such other action, whichever is later.

7.5 Legend Condition. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

7.6 Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

ARTICLE VIII

RECORDS & REPORTS

8.1 Maintenance of Corporate Records. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate, appropriate, complete and correct accounts, books and records of its business and properties. The corporation shall maintain a copy of the Articles of Incorporation certified as filed by the Secretary of State and all amendments thereto, minutes of proceedings or consents of incorporators, a copy of the Bylaws certified by an officer of the corporation and all amendments thereto, resolutions adopted by the Board of Directors including but not limited to those creating one or more classes or series of shares and fixed relative rights, preferences and limitations, minutes of all meetings of Shareholders, all written communications by corporation to Shareholders, a stock ledger reflecting the original issuance of shares, revised at least annually and a current list of its Shareholders showing number of shares of each class and series held and address of each Shareholder names alphabetically arranged by voting group and within each voting group by class or series, names and addresses of current Directors and officers, annual report most recently filed with the Secretary of State, financial statements for the past three years and tax returns for the past six years. All of such books, records, accounts, documents, ledgers and lists shall be kept at its principal executive office in the State of California, or as fixed by the Board of Directors from time to time. The above-mentioned records or a copy thereof shall remain at the principal office of the corporation.

8.2 Inspection Rights. The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in California, at its principal business office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by any Shareholder at all reasonable times during office hours. If the principal executive office of the corporation is outside California and the corporation has no principal business office in this state, it shall upon the written request of any Shareholder furnish to such Shareholder a copy of the Bylaws.

The accounting books and records and minutes of proceedings of the Shareholders and the Board and committees of the board of the corporation shall be open to inspection upon the written demand on the corporation of any Shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a Shareholder or as the holder of such voting certificate. The right of inspection shall extend to the records of each subsidiary of the corporation. Such inspection by a Shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. The right of the Shareholders to inspect the corporate records may not be limited by the Articles or Bylaws.

Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation of which such person is a Director and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

8.3 Annual Filings. As required by the Corporation Law, the corporation shall periodically file a statement or list with the Secretary of State with any fees required.

8.4 Checks & Drafts. All checks, drafts, or other orders for payment ofmoney, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

8.5 Execution of Contracts. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.

8.6 Waiver of Annual Report to Shareholders. The annual report to Shareholders, described in Corp. Code § 1501, is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

ARTICLE IX

AMENDMENTS TO BYLAWS AND CONSTRUCTION

9.1 Amendments by the Board. The bylaws may be amended or repealed and new bylaws may be adopted by a majority vote of the board unless such amendment or repeal would materially and adversely affect the rights of Shareholders as to voting or transfer of shares. Any amendment or repeal that would materially and adversely affect the rights of Shareholders as to voting or transfer of shares must be approved by a majority of outstanding shares entitled to vote.

9.2 Amendments by the Shareholders. Subject to the Corporation Law, the Articles of Incorporation, and the provisions of that certain Shareholder Agreement among the Shareholders, replacement Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

After the issuance of shares, a Bylaw specifying or changing a fixed or maximum number of Directors or changing from a fixed to a variable number may be adopted by approval of a majority of the outstanding shares. An amendment of the Bylaws to reduce the fixed or minimum number to less than five cannot be adopted if votes cast against the adoption (or not consenting) are more than 16 2/3% of the outstanding shares entitled to vote.

9.3 Limitations of Amendment of Bylaws. Where any provision of these bylaws requires the vote of a larger proportion of the Directors than otherwise is required by laws, such provision may not be altered, amended, or repealed except by the vote of such greater number. No amendment may extend the term of a Director beyond that for which such Director was elected.

9.4 Maintenance of Records of Amendments. The Secretary of the corporation shall see that a true and correct copy of all amendments of the bylaws, duly certified by the Secretary, is attached to the official bylaws of the corporation and is maintained with the official records of the corporation and the principal office of the corporation. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the book of Bylaws.

9.5 Construction & Interpretation. Unless the context requires otherwise, the general provision rules of construction and definition of the Corporation Law shall govern the Bylaws. Without limiting the generality of this provision, the singular number includes plural, the plural number includes the singular. These Bylaws (and any amendments thereto) shall not be construed in a manner inconsistent with the Articles of Incorporation or the applicable provisions of the Corporation Law. Any provision of the Bylaws that is inconsistent with the Articles of Incorporation or Corporation Law shall be invalid only to the extent reasonably necessary for the provision to comply with the Articles of Incorporation or Corporation Law as the case may be.

ARTICLE X

INDEMNIFICATION

10.1 Indemnification of Officers. The liability of the officers and Directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under the Corporation Law.

10.2 Mandatory Indemnification. The corporation will, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses (including attorney’s fees), liabilities, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) arising by reason of the fact that any such person is or was an agent of the corporation.

For purposes of this section, an “agent” of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation.

10.3 Advance of Expenses. Expenses incurred by a Director or officer of the Corporation in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

10.4 Contractual Obligation. The obligations of the Corporation to indemnify a Director or officer under this Article X, including the duty to advance expenses, shall be considered a contract between the Corporation and such Director or officer, and no modification or repeal of any provision of this Article X shall affect, to the detriment of the Director or officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

10.5 Insurance. The corporation may provide and maintain insurance on behalf of any person serving as Director or other officer against any liability asserted against such person.

ARTICLE XI

CONFLICTS OF INTEREST

11.1 Disclosure of Financial Interest. To identify possible conflicts of interest, all Directors and Officers must disclose to the Board the existence of any material financial interest in any entity with which s/he knows or has reason to know the Corporation has or is negotiating a transaction or arrangement, and all material facts related to that interest. Material financial interests includes any material direct or indirect relationship, through business, investment, or family, such as actual or potential ownership or investment interests or compensation arrangements. Directors shall also disclose any fiduciary duty to a person or entity other than the Corporation that might jeopardize the Director’s ability to exercise independent judgment and act in the best interests of the Corporation. The fact that a Director, officer, or committee member is also a Director or officer, Shareholder, or member of another business entity and is engaged in other activities in addition to those relating to the Company shall not by itself be deemed to be a conflict of interest. No Director or Officer of the Company shall be required to manage the Company as his or her sole and exclusive function. No Director or Officer shall incur any liability to the Company or to any of the Shareholders as a result of engaging in any other business or venture without the consent of the Shareholders.

11.2 Determination of Conflicts of Interest. After the interested person has delivered all relevant information and has retired from the room, the Board must determine whether or not the financial interest creates a material conflict of interest that merits recusal of the interested Director from consideration of the matter.

11.3 Resolution of Conflicts of Interest. If the Board determines that a material conflict of interest does exist, it must ensure that the interested Director(s) do not participate in final decision making with regard to the transaction. The Board may approve the transaction or arrangement, or some alternative if it determines it: (a) is in the organization’s best interests and for its own benefit; (b) is fair and reasonable to the organization; and (c) is the most advantageous transaction or arrangement the organization can obtain with reasonable efforts under the circumstances.

11.4 Violation of Conflict of Interest Policy. If an officer or Director violates this conflict of interest policy, the Board, in order to protect the Company’s best interests, may take appropriate disciplinary action against the interested person. Such action may include formal reprimand, cancellation of the transaction or arrangement generating the conflict, suspension of employment, and/or removal from the Board.

ARTICLE XII

MISCELLANEOUS

12.1 Corporate Seal. The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the year or date of its incorporation, and the state of incorporation.

12.2 Representation of Shares in Others. Shares of other corporations standing in the name of this corporation will be voted by one of the following persons, listed in order of preference: (1) Chair of the Board, or person designated by the Chair of the Board; (2) President, or person designated by the President; (3) first Vice President, or person designated by the first Vice President; (4) any other person designated by the Board of Directors. The authority to vote shares granted by this section includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

12.3 Accounting Year & Accounting Method. The accounting year and accounting method of the corporation shall be fixed by resolution of the Board of Directors.

12.4 Other Tax Elections. The Board of Directors may authorize the Chief Financial Officer to prepare and file such other tax elections, as the Board of Directors deems appropriate.

12.5 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code shall govern the construction of these Bylaws.

12.6 References to Code Sections. Section designations of three (3) digits or more referenced herein refer to the General Corporation Law of California as effective January 1, 1977, as amended.

12.7 Effect of Shareholders Agreement. Any shareholders agreement authorized by Section 300(b) of the Corporations Code shall only be effective to modify the terms of these Bylaws if the Corporation elects to become a close corporation with appropriate filing of or amendment to its Articles of Incorporation as required by Section 202 of the Corporations Code and shall terminate when the Corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158, (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 (relative to distribution), 1111 (merger), 1201(e) (reorganization) or Chapter 15 (records and reports), Chapter 16 (rights of inspection), Chapter 18 (involuntary dissolution), or Chapter 22 (crimes and penalties) of the Corporations Code. Any other provisions of the Corporations Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived these Bylaws shall be applicable.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of PHC Facilities, Inc., a California corporation; and

2. That the foregoing Bylaws, comprising 21 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors of the Corporation on January 2, 2019.

IN WITNESS WHEREOF, the undersigned has executed this certificate effective as of January 2, 2019.

/s/ Cameron Wald
Cameron Wald, Secretary